EXHIBIT 99.1

Contact:	Damon Elder
Spotlight Marketing Communications
(949) 427-5172 ext. 702
damon@spotlightmarcom.com

Griffin-American Healthcare REIT IV Acquires Nine-Property Central Florida
Senior Housing Portfolio for Approximately $110 Million
REIT expands credit facility to $200 million

ORLANDO, Fla. (Nov. 6, 2017) – American Healthcare Investors and Griffin Capital Company, LLC, the co-sponsors of Griffin-American Healthcare REIT IV, Inc., announced today the REIT has completed the acquisition of the 1,140-unit, nine-property Central Florida Senior Housing Portfolio for approximately $110 million at a capitalization rate of 7.03 percent.1 The portfolio’s properties are located throughout the Greater Tampa and Greater Orlando communities of Bradenton, Brooksville, Lake Placid, Lakeland, Pinellas Park, Sanford, Spring Hill and Winter Haven.

The acquisition was completed pursuant to a joint venture with an affiliate of Meridian Senior Living, LLC, which will manage the portfolio on a day-to-day basis. Griffin-American Healthcare REIT IV owns approximately 98 percent of the joint venture and acts as its managing member. The portfolio was acquired under a RIDEA structure, which allows for the joint venture partners to participate in both the rental and operational cash flow of each property.

Central Florida Senior Housing Portfolio totals approximately 814,000 square feet of assisted living, independent living and memory care space and has an aggregate occupancy rate of approximately 84 percent, as of September 30, 2017. During the past three years, approximately $6.5 million in capital investments have been made to modernize and improve the properties by the former owner.

Washington, D.C.-based Meridian Senior Living is an experienced senior living operator, which manages a portfolio valued in excess of $1.25 billion throughout 19 states and the District of Columbia. The company employs more than 4,000 professionals who care for approximately 5,000 senior residents in 71 communities.

“The addition of Central Florida Senior Housing Portfolio provides the REIT with a significant footprint in Florida amidst a large and aging population that is increasingly likely to transition to senior living communities,” said Stefan Oh, executive vice president of acquisitions for American Healthcare Investors and Griffin-American Healthcare REIT IV. “We also expect to enhance the value from these assets through our partnership with Meridian Senior Living, a senior living operator with extensive expertise and experience, which will employ its proven active management strategies in an effort to realize greater occupancy, higher tenant satisfaction and financial efficiencies.”

Central Florida Senior Housing Portfolio was acquired from New Senior Investment Group (NYSE: SNR), an unaffiliated third party represented by Cody Tremper of Greystone Real Estate Advisors.

Griffin-American Healthcare REIT IV purchased its first property in June 2016 and, as of the date of acquisition of Central Florida Senior Housing Portfolio, has acquired a portfolio of 40 medical office buildings and senior housing facilities for an aggregate contract purchase price of approximately $466 million.

Additionally, on October 31, 2017, the REIT entered into an amendment with Bank of America, N.A., as administrative agent, and the subsidiary guarantors and lenders, on its existing $100 million revolving line of credit to expand the line by $50 million, to a maximum principal amount of $150 million. The REIT also obtained a term loan with its existing team of lenders for a maximum amount of $50 million. Both credit facilities mature on August 25, 2019 and may be extended for one 12-month period subject to satisfaction of certain conditions as detailed in the credit agreement.

[1]
Based upon Central Florida Senior Housing Portfolio’s net operating income from such portfolio’s forward looking pro forma projections for the expected year one portfolio performance, including any contractual rent increases contained in such leases for year one, divided by the contract purchase price of such portfolio, exclusive of any acquisition fees and expenses paid. Central Florida Senior Housing Portfolio’s capitalization rate was 7.09 percent based on its 2016 net operating income.

About American Healthcare Investors, LLC
American Healthcare Investors is an investment management firm that specializes in the acquisition and management of healthcare-related real estate. One of the world’s largest managers of healthcare real estate, the company oversees an approximately 30 million-square-foot portfolio valued at approximately $8.7 billion, based on aggregate purchase price, on behalf of multiple investment programs that include thousands of individual and institutional investors. As of June 30, 2017, this international portfolio includes approximately 600 buildings comprised of medical office buildings, hospitals, senior housing, skilled nursing facilities and integrated senior health campuses located throughout the United States and the United Kingdom. The company and its principals have completed in excess of $25 billion in aggregate acquisition and disposition transactions, more than $15 billion of which have been healthcare-related. American Healthcare Investors is committed to providing investors with access to the potential benefits that healthcare-related real estate ownership can provide. For more information regarding American Healthcare Investors, please visit www.AmericanHealthcareInvestors.com.

About Griffin-American Healthcare REIT IV, Inc.
Griffin-American Healthcare REIT IV intends to build a balanced and diversified portfolio of healthcare real estate assets, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. Griffin-American Healthcare REIT IV also seeks to provide: portfolio diversification, preservation of capital, monthly distributions and capital appreciation by increasing the value of its properties for its stockholders. Griffin-American Healthcare REIT IV qualified to be taxed as a real estate investment trust for federal income tax purposes beginning with its taxable year ended December 31, 2016, and it intends to continue to qualify to be taxed as a REIT. The REIT is co-sponsored by American Healthcare Investors and Griffin Capital Company, LLC. For more information regarding Griffin-American Healthcare REIT IV, please visit www.healthcarereitiv.com.

About Griffin Capital Company, LLC
Griffin Capital Company, LLC (“Griffin Capital”) is a leading alternative investment asset manager with approximately $9.5 billion* in assets under management. Founded in 1995, the privately-held firm is led by a seasoned team of senior executives with more than two decades of investment and real estate experience and who collectively have executed more than 650 transactions valued in excess of $22 billion. The firm manages, sponsors or co-sponsors a suite of carefully curated, institutional quality investment solutions distributed by Griffin Capital Securities, LLC to retail investors through a community of partners, including independent and insurance broker-dealers, wirehouses, registered investment advisory firms and the financial advisors who work with these enterprises. Additional information about Griffin Capital is available at www.griffincapital.com.

*As of June 30, 2017.

###

This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including statements with respect to the diversification and growth of the company’s portfolio, the financial projections of Central Florida Senior Housing Portfolio, the future demand for senior living communities, the company’s ability to realize greater value from Central Florida Senior Housing Portfolio, the quality of the operator of Central Florida Senior Housing Portfolio and the operator’s ability to realize growth in occupancy, tenant satisfaction and financial efficiencies. We intend for all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition; the uncertainties relating to the medical needs and local economies of Bradenton, Brooksville, Lake Placid, Lakeland, Pinellas Park, Sanford, Spring Hill and Winter Haven, Florida; the strength and financial condition of Central Florida Senior Housing Portfolio and its tenants; the uncertainties relating to changes in general economic and real estate conditions; the uncertainties regarding changes in the healthcare industry; the uncertainties relating to the implementation of Griffin-American Healthcare REIT IV’s real estate investment strategy; and other risk factors as detailed from time to time in Griffin-American Healthcare REIT IV’s periodic reports, as filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.